POWER OF ATTORNEY FOR SECTION 13 AND SECTION 16 FILINGS

Know all by these presents that the undersigned hereby constitutes and appoints Stephen Tollefsen and Steven White, and each of them acting individually, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of ITEX

Corporation (the "Company"), Forms 3, 4, and 5, and all and any amendments thereto, in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act");

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as beneficial owner of shares of common stock of the Company, Schedule 13D and Schedule 13G, and all and any amendments thereto, pursuant to Section 13 of the Exchange Act;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Forms 3, 4, or 5 or any amendment thereto, and timely file such schedule, form or amendment with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-

fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned understands and acknowledges that the Schedule 13D, Schedule 13G and the Forms 3, 4, and 5 and any

amendments thereto referred to above may be filed jointly on behalf of a "group" as that term is defined in the rules promulgated under Section 13(d) of the Exchange Act. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the

Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule

13D, Schedule 13G or Forms 3, 4, and 5 and amendments thereto with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-

fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of March, 2013.

/s/ Kevin H. Callan
Signature
Kevin H. Callan

(Print Name)